EXHIBIT 99.1
April 27, 2010

EAGLE ROCK ANNOUNCES FIRST-QUARTER 2010 CASH DISTRIBUTION, EARNINGS RELEASE SCHEDULE AND UPDATE TO HEDGE PORTFOLIO

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution of $0.025 per common unit and general partner unit for the quarter ended March 31, 2010.  The distribution will be paid on May 14, 2010 to the general partner and all common unitholders of record as of the close of business on May 7, 2010.  No distribution will be paid on the subordinated units for the quarter.  The approved distribution is unchanged from the fourth quarter 2009 distribution level. The first quarter Common Unit Arrearage is $0.3375 per common unit.  The Cumulative Common Unit Arrearage is $1.6875 per common unit.  Both Common Unit Arrearage and Cumulative Common Unit Arrearage are terms defined in Eagle Rock’s partnership agreement.

First Quarter Earnings Release Date and Conference Call

The Partnership also announced today it will report first-quarter 2010 financial and operating results after market close on Wednesday, May 5, 2010.  The first-quarter 2010 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, May 6, 2010.

Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com.  To participate by telephone, the call in number is 888-713-4213, confirmation code 96342598.  Participants are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link:  https://www.theconferencingservice.com/prereg/key.process?key=P938CJ6UR.  Interested parties can also view important information about the Partnership’s conference call by following this link.  Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call.  Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the call start. An audio replay of the conference call will also be available for thirty days by dialing 888-286-8010, confirmation code 56962069.  In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

2013 Crude Oil Hedges

In addition, the Partnership announced today that on April 19, 2010, it added to its commodity derivative portfolio by establishing hedges on a portion of its expected 2013 Midstream and Upstream volumes.  Specifically, the Partnership entered into a swap for 60,000 barrels per month of NYMEX WTI crude oil for the twelve months ended December 31, 2013.  The swap price for the transaction is $89.85 per barrel.

The Partnership has posted an update to its Commodity Hedging Overview presentation on its website to include the hedge transaction described above. The presentation can be accessed by going to www.eaglerockenergy.com, select Investor Relations, then select Presentations.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing hydrocarbons in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships, in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.

Qualified Notice to Nominees

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d).  Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Contacts:

Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Senior Financial Analyst

This news release may include “forward-looking statements”.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date.  For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2009, as well as any other public filings and press releases.